Exhibit 10.1(b)
AMENDMENT (this “Amendment”) dated as of September 28, 2012, by and among WireCo WorldGroup Inc., f/k/a Wire Rope Corporation of America, Inc. (the “Company”) and Ira Glazer (the “Executive”) to the EMPLOYMENT TERM SHEET (the “Original Agreement”), dated as of February 8, 2007, by and among  the Company and the Executive.

WHEREAS, the parties wish to amend certain terms of the Original Agreement as hereinafter provided.

NOW, THEREFORE, in consideration of the premises, mutual covenants, representations, warranties and agreements hereinafter set forth and set forth in the Original Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.  Bonus Plan.  The paragraph entitled “Annual Bonus” is hereby amended by deleting the phrase “fiscal 2011” and replacing it with the phrase “fiscal 2012 and beyond”.  Exhibit A to the Original Agreement is hereby replaced in its entirety by Exhibit A hereto.

Section 2.  Effect.  Except as expressly amended hereby, the Original Agreement continues to be, and shall remain, in full force and effect in accordance with its terms with no other modification or waiver and is hereby ratified and confirmed.  The provisions set forth in the paragraph of the Original Agreement entitled “Governing Law/Forum of Dispute Resolution” are incorporated by reference as if set forth fully herein.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first written above.

COMPANY:

WIRECO WORLDGROUP INC.

By:	/s/ Dexter Paine
Name: Dexter Paine
Title: Director

EXECUTIVE:

By:	/s/ Ira Glazer
Ira Glazer

[Signature Page to Employment Term Sheet Amendment]

Exhibit A

 CEO Bonus Plan
For Fiscal Year 2012 & Beyond

Purpose:
To structure an incentive plan that aligns the interests of the CEO; the principal shareholders; and the relevant stakeholders of the company toward achieving optimum results for the respective constituents.  Objectives (set annually by the Board of Directors; and, consistent with the investment thesis developed by Paine & Partners (f/k/a Fox Paine) in its 2006 acquisition of WRCA) will consist of attainment of annual budgeted EBITDA results audited annually.

Structure; measurements; and application:
The bonus plan, exclusively structured for the CEO, is designed to pay a bonus of 1.00% of EBITDA for achievement of 100% of the budgeted EBITDA.  If WireCo WorldGroup (Cayman) Inc.’s (f/k/a Wire Rope Corporation of America) exceeds budgeted EBITDA by 10%, the bonus plan payment has the potential to reach a maximum target of 1.80% of EBITDA.

Range of bonus potential:
i.)
The minimum performance by the company in order for any bonus payment to be made requires achievement of 90% of the budgeted EBITDA for the fiscal year. At 90% of budgeted EBITDA, the bonus target would be 0.05% of EBITDA ($62,800, based on the 2012 budget of $139.6 million).

ii.)	As the EBITDA approaches the budgeted EBITDA (between 90% and 100%) the bonus target potential increases as a percentage of EBITDA from 0.05% to 1.00%, as described below.
iii.)
The bonus potential continues to increase, as described below, until it reaches a maximum target of 1.80% of EBITDA, which is achieved when EBITDA reaches 110% of the budgeted EBITDA for the fiscal year.

Calculation of Bonus:
The actual calculations for the cash payout to the CEO will be determined by the cash portion due strictly to attainment of financial goals will equal 100% of the “Performance-Based Amount,” which will be determined as follows: If actual EBITDA is 90% of budgeted EBITDA, the Performance-Based Amount shall equal 0.05% of EBITDA; if actual EBITDA is between 90% and 100% of budgeted EBITDA, the Performance-Based Amount shall equal (x) EBITDA times (y) the sum of (i) 0.05% and (ii) the number of percentage points by which actual EBITDA exceeds 90% (rounded to the nearest 10th of a point and taken as a non-percentage amount) multiplied by 0.095%; if actual EBITDA is 100% of budgeted EBITDA, the Performance-Based Amount shall equal 1.00% of EBITDA; if actual EBITDA exceeds 100% of budgeted EBITDA, the Performance-Based Amount shall equal (x) EBITDA times (y) the sum of (i) 1.00% and (ii) the number of percentage points by which actual EBITDA exceeds 100% (rounded to the nearest 10th of a point and taken as a non-percentage amount) multiplied by 0.080%; plus,

Bonus Calculation Examples:

This bonus calculation example uses the 2012 annual budgeted EBITDA as proposed by WireCo management and accepted by the Board of Directors. Subsequent year’s bonus calculations will use the annual budgeted EBITDA as proposed by WireCo management and accepted by the Board of Directors.

	Minimum Performance	Target	Maximum Performance
FY 2012 EBITDA	$125.6 MM	$139.6 MM	$153.6 MM
EBITDA Percentage	0.05%	1.00%	1.80%
Performance-Based Amount	$62,820	$1,396,000	$2,764,080

% of Budgeted EBITDA	Actual EBITDA	Bonus % of EBITDA	Performance- Based Amount
90%	$125.6	0.050%	$62,820
91%	127.0	0.145%	184,286
92%	128.4	0.240%	308,349
93%	129.8	0.335%	434,820
94%	131.2	0.430%	563,700
95%	132.6	0.525%	696,193
96%	134.0	0.620%	831,096
97%	135.4	0.715%	968,407
98%	136.8	0.810%	1,108,128
99%	138.2	0.905%	1,250,257
100%	$139.6	1.000%	$1,396,000
101%	141.0	1.081%	1,523,676
102%	142.4	1.161%	1,652,556
103%	143.8	1.241%	1,785,049
104%	145.2	1.322%	1,918,747
105%	146.6	1.402%	2,054,854
106%	148.0	1.482%	2,193,370
107%	149.4	1.563%	2,334,295
108%	150.8	1.643%	2,477,629
109%	152.2	1.724%	2,623,372
110%	153.6	1.800%	2,764,080